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                                  July 21, 2003


Advent Claymore Convertible Securities and Income Fund
1065 Avenue of the Americas, 31st Floor
New York, New York 10018

            Re: Advent Claymore Convertible Securities and Income Fund Registration Statement on Form N-2
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Ladies and Gentlemen:

          We have acted as special counsel to Advent Claymore Convertible Securities and Income Fund, a statutory trust created under the Delaware Statutory Trust Act (the "Trust"), in connection with the public offering by the Trust of up to 2,150 shares of the Trust's Series M7 Auction Market Preferred Shares of Beneficial Interest, liquidation preference $25,000 per share; 2,150 shares of the Trust's Series T28 Auction Market Preferred Shares of Beneficial Interest, liquidation preference $25,000 per share; 2,150 shares of the Trust's Series W7 Auction Market Preferred Shares of Beneficial Interest, liquidation preference $25,000 per share; and 2,150 shares of the Trust's Series TH28 Auction Market Preferred Shares of Beneficial Interest, liquidation preference $25,000 per share (collectively, the "AMPS").

          This opinion is being furnished in accordance with the requirements of
Item 24 of the Form N-2 Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Notification of

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Registration of the Trust as an investment company under the 1940 Act on Form
N-8A, dated February 19, 2003, as filed with the Securities and Exchange Commission (the "Commission") on February 19, 2003, (ii) the registration statement of the Trust on Form N-2, 1933 Act File No. 333-105785 and 1940 Act File No. 811-21309, as filed with the Commission on June 2, 2003, under the 1933 Act and the 1940 Act, and as amended by Pre-Effective Amendment No. 1 thereto on July 16, 2003, and Pre-Effective Amendment No. 2 thereto on July 21, 2003 (such Registration Statement being hereinafter referred to as the "Registration Statement"); (iii) the form of Purchase Agreement proposed to be entered into between the Trust, as issuer, and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iv) a specimen certificate representing the AMPS; (v) the Certificate of Trust and the Agreement and Declaration of Trust of the Trust, dated February 19, 2003, and as currently in effect (the "Declaration"); (vi) the Statement of Preferences setting forth the rights, powers, terms and preferences of the AMPS; (vii) the By-Laws of the Trust, as currently in effect; and (viii) certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the AMPS and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the share certificate representing the AMPS will conform to the specimen examined by us and will have been manually signed by an authorized officer of the transfer agent and registrar for the AMPS and registered by such transfer agent and registrar. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

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          In rendering the opinion set forth below, we have assumed that any
AMPS issued to a Principal Shareholder (as that term is defined in Section 11.7 of the Declaration) will be issued in compliance with Section 11.7 of the Declaration.

          Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Statutory Trust Act.

          Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Purchase Agreement has been duly executed and delivered; (iii) a certificate representing the AMPS in the form of the specimen certificate examined by us has been manually signed by an authorized officer of the transfer agent and registrar for the AMPS and registered by such transfer agent and registrar; and (iv) the AMPS have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the AMPS as contemplated by the purchase agreement, the issuance and sale of the AMPS will have been duly authorized, and the AMPS will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Declaration).

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Opinions" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP